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Exhibit 11
Earnings Per Share

                                                   Three months ended
                                                        March 31,
                                                  2003             2002
                                               ---------        --------
Numerator:
     Net income                                $ 135,051        $127,501


Denominator:
     Denominator for basic earnings per
         share--weighted-average shares          388,052         388,052

     Effect of dilutive securities:
         Nonqualified stock options                9,291           7,530

                                               ---------        --------
     Denominator for diluted earnings
         per share                               397,343         395,582
                                               =========        ========


Basic earnings per share                       $    0.35        $   0.33
                                               =========        ========

Diluted earnings per share                     $    0.34        $   0.32
                                               =========        ========


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